Exhibit 23.1
                                                       ------------


             Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-64670 and 33-62929) and in the Registration Statements on Form S-8 (Nos. 33-19155, 33-44140, 33-57717 and 33-
60445) of Conrail Inc. and subsidiaries of our report dated January 22, 1996, except for paragraphs five and six of Note 12, which are as of February 21, 1996, included in this Form 10-K.





PRICE WATERHOUSE LLP
Thirty South Seventeenth Street
Philadelphia, PA  19103
March 25, 1996



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